Neah Power Systems Releases Improved Formira Hydrogen-on-Demand Product

Product targeted for stand-alone off-the-grid applications, BASF is preferred supplier

Bothell, WA (Date, 2015) – Neah Power Systems, Inc. (OTCBB: NPWZ, NEAH POWER) an emerging leader in fuel cell-based power solutions and rechargeable lithium battery storage solutions for defense, commercial, and consumer applications, proudly announced the launch of the improved Formira HOD® platform, releasing a video that can be viewed online (YouTube Link: https://www.youtube.com/watch?v=NQiQ-I77DPc) and the white paper and spec sheet for the product that allows potential customers to estimate the size of the fuel cell for their specific application (PDF Download: http://dtn.fm/Formic-Acid-Hydrogen-Reformer-for-Fuel-Cells). The Company also noted that it has chosen BASF to be its preferred supplier of formic acid for the Formira HOD platform through its global network of production and distribution sites.

President and CEO of NEAH POWER said, “We are so proud to be launching this improved product. We believe this is the most energy dense, safe, cost effective, liquid source for the generation of hydrogen. The hydrogen can be used for a variety of applications, as a fuel for fuel cells, for metals processing, and other applications. We have also taken the unusual step of posting our product spec sheet on the website, with a simple calculator that customers can use to determine the size of a system for their specific application”.  He further noted, “Unlike other reformer technologies, we use the same fuel source (formic acid) to run the reformer and to generate hydrogen, and the fuel contains less than 5% water, unlike other reformers that can contain 30% or more water. The hydrogen generated is consumed by the fuel cell, and we do not store the gaseous hydrogen, addressing various safety and handling concerns related to compressed hydrogen use in fuel cells.”.

This Formira HOD® product has generated significant interest from customers and partners due to the lack of alternate high energy density, instantly rechargeable solutions. These teaming agreements with Tectonica (Pvt) Ltd, Clear Path Technologies®, Silent Falcon, S4 Worldwide and Black-I Robotics allow them to incorporate the Formira HOD into their product platforms, and to partner with NEAH POWER to offer the product in other geographical markets as well. The Company will continue to update on the exciting commercialization of this disruptive product.

About Neah Power Systems, Inc

Neah Power’s core fuel cell solutions have a small form factor, recharge instantly, and operable in air and non-air environments, providing a longer life with lower total cost of ownership.  Neah Power’s Solutions offerings include the patented and patent pending PowerChip®, Formira® and the BuzzBar Suite® of products. For more information please visit www.neahpower.com.

About BASF

BASF Corporation, headquartered in Florham Park, New Jersey, is the North American affiliate of BASF SE, Ludwigshafen, Germany. BASF has more than 17,000 employees in North America, and had sales of $20.6 billion in 2014. For more information about BASF’s North American operations, visit www.basf.us.

At BASF, we create chemistry – and have been doing so for 150 years. Our portfolio ranges from chemicals, plastics, performance products and crop protection products to oil and gas. As the world’s leading chemical company, we combine economic success with environmental protection and social responsibility. Through science and innovation, we enable our customers in nearly every industry to meet the current and future needs of society. Our products and solutions contribute to conserving resources, ensuring nutrition and improving quality of life. We have summed up this contribution in our corporate purpose: We create chemistry for a sustainable future. BASF had sales of over €74 billion in 2014 and around 113,000 employees as of the end of the year. Further information on BASF is available on the Internet at www.basf.com.

For more information, or customer enquiries, please contact

Neah Power Systems Inc. Contact:

David Schmidt

dschmidt@neahpower.com

425 424 3324 ext 105

BASF Contact:

Albania Lara

Tel.: (973) 245-5764

Email: albania.lara@basf.com

Forward Looking Statements

Certain of the statements contained herein may be, within the meaning of the federal securities laws, “forward-looking statements,” which are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, and Neah Power does not undertake any responsibility to update any of these statements in the future. Please read Neah Power’s Form 10-K for the fiscal year ended September 30, 2014 and its Quarterly Reports on Form 10-Q for a discussion of such risks, uncertainties and other factors.